                            RULE 10f-3 REPORT FORM

                        Record Of Securities Purchased
                    Under The Trust's Rule 10f-3 Procedures

1. Name of Portfolio: Metropolitan Series Fund, Inc. Neuberger & Berman Partners Mid Cap Value Portfolio

2.      Name of Issuer: Engelhard Corp.

3.      Date of Purchase: May 18, 1999

4.      Underwriter from whom purchased: J.P. Morgan

5. "Affiliated Underwriter" managing or participating in underwriting syndicate: Neuberger Berman, LLC

6.      Is a list of the underwriting syndicate's members attached?  Yes X  No
                                                                         _     _

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser: 430,000

8.      Aggregate principal amount of offering: 28,000,000

9.      Purchase price (net of fees and expenses): $19.50

10.     Date offering commenced: May 18, 1999

11.     Offering price at close of first day on which any sales were made:
        $19.50

12.     Commission, spread or profit: 4.00%     $0.78/per share

13.     Have the following conditions been satisfied?                Yes   No

a.      The securities are:

                part of an issue registered under the Securities Act  X
                of 1933 which is being offered to the public;        ___   ___

                Eligible Municipal Securities;                       ___   ___

                Sold in an Eligible Foreign Offering; or             ___   ___

                sold in an Eligible Rule 144A offering?              ___   ___

        (See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                     Yes   No
                                                                     ---   --
b.      (1) The securities were purchased prior to the end of the
        first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of
        securities in that offering or in any concurrent offering
        of the securities (except, in the case of an Eligible
        Foreign Offering, for any rights to purchase that are
        required by law to be granted to existing security holders
        of the issuer); OR                                            X
                                                                     ---  ---

        (2) If the securities to be purchased were offered for
        subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?
                                                                     ---  ---
c.      The underwriting was a firm commitment underwriting?
                                                                      X
                                                                     ---  ---
d.      The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment
        for comparison of spread with comparable recent offerings)?   X
                                                                     ---  ---
e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous
        operation for not less than three years?                      X
                                                                     ---  ---
f.      (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not
        exceed 25% of the principal amount of the offering; OR        X
                                                                     ---  ---
        (2) If the securities purchased were sold in an Eligible
        Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

        (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

        (ii)   The principal amount of the offering of such class
               in any concurrent public offering?
                                                                     ---  ---
g.      (1) No affiliated underwriter of the Trust was a direct
        or indirect participant in or beneficiary of the sale; OR     X
                                                                     ---  ---
        (2) With respect to the purchase of Eligible Municipal
        Securities, such purchase was not designated as a group
        sale or otherwise allocated to the account of an affiliated underwriter?
                                                                     ---  ---
                                       2

                                                                     Yes   No
                                                                     ---   --
h.      Information has or will be timely supplied to the appro-
        priate officer of the Trust for inclusion on SEC Form
        N-SAR and quarterly reports to the Trustees?                  X
                                                                     ___   ___


Approved: /s/ R. Russell                Date: 5/21/99
          --------------------------          ------------------------

------------------------------------------------------------------------------------------------------------------------------------
NeubergerBerma                                   Merrin Trading Blotter                 Printed Date  5/19/99 5:14:00 PM
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name:  MET Series Partners    1582    1582
Trade       Settle                    Ticker                             Gross    Net      CTRY  Gross
                        T   Quantity          Cusip      Sec Name                 Price          Amount     Commission   Taxes
Date        Date                      Symbol                             Price             Code
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  05/24/1999  BY  1,100     BNI     12169T104  BURLINGTON      33.1950  33.2500  USD   36,514.50  60.50        0
------------------------------------------------------------------------------------------------------------------------------------
*05/18/1999  05/21/1999  BY 10,000     EC      292845104  ENGELHARD       19.5000  19.5550  USD  195,000.00   0.00        0
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  05/24/1999  BY  2,000     WMB     969457100  WILLIAMS COS    49.8461  49.9011  USD   99,692.20 110.00        0
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  05/24/1999  SL    900     FJ      347471104  FORT JAMES      39.1250  39.0700  USD   35,212.50   0.00        1.18
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  05/24/1999  SL    500     GPU     36225X100  GPU INC         42.7500  42.6950  USD   21,375.00  27.50        0.72
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  05/24/1999  SL  1,200     LEA     521865105  LEAR CORP       50.0625  50.0075  USD   60,075.00  66.00        2.01
------------------------------------------------------------------------------------------------------------------------------------

Trade       Net                       Ticket
                        Broker Name   Number           PF#
Date        Amount
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  36,575.00   NEUBERGER     031861001        1582
------------------------------------------------------------------------------------------------------------------------------------
*05/18/1999 195,000.00   JP MORGAN     031864501        1582
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999 99,802.20   NEUBERGER     031867901        1582
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  35,211.32   NEUBERGER     031867601        1582
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  21,346.76   NEUBERGER     031867401        1582
------------------------------------------------------------------------------------------------------------------------------------
05/19/1999  60,006.99   NEUBERGER     031867501        1582
------------------------------------------------------------------------------------------------------------------------------------
* NB WAS INVOLVED

                                 UNDERWRITERS

       Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof, the underwriters named below for whom Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as representatives, have severally agreed to purchase, and Minorco has agreed to sell to them, severally, the respective number of shares of common stock set forth opposite the names of such Underwriters below:

                                                                                                                      Number of
  Underwriters                                                                                                         Shares
  ------------                                                                                                        ----------
  J.P. Morgan Securities Inc.  ....................................................................................    7,089,924
  Morgan Stanley & Co. Incorporated  ..............................................................................    7,089,924
  Lazard Freres & Co. LLC  ........................................................................................    7,089,922
  Donaldson, Lufkin & Jenrette Securities Corporation   ...........................................................    1,943,410
  Merrill Lynch, Pierce, Fenner & Smith  ..........................................................................
        Incorporated  .............................................................................................    1,943,410
  Salomon Smith Barney Inc.  ......................................................................................    1,943,410
  ABN AMRO Incorporated  ..........................................................................................      100,000
  Banc One Capital Markets, Inc.  .................................................................................      100,000
  BNY Capital Markets, Inc.  ......................................................................................      100,000
  Commerzbank Capital Markets Corporation  ........................................................................      100,000
  Goldsmith & Harris Incorporated  ................................................................................      100,000
  Mellon Financial Markets, Inc.  .................................................................................      100,000
  Neuberger & Berman, LLC  ........................................................................................      100,000
  Scotia Capital Markets (USA) Inc.  ..............................................................................      100,000
  Wachovia Securities, Inc.  ......................................................................................      100,000
                                                                                                                      ----------
        Total  ....................................................................................................   28,000,000
                                                                                                                      ==========

The underwriters are offering the shares of common stock subject to their acceptance of the shares from Minorco and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered hereby, if any such shares are taken.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $0.48 a share under the public offering price. Any underwriter may allow, and such dealers may reallow, a concession not in excess of $0.10 a share to other underwriters or to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

Engelhard and certain directors, executive officers and stockholders of Engelhard, and Minorco, have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, it will not, during the period ending 90 days after the date of this prospectus:

    (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or

                             RULE 10F-3 COMPLIANCE
                                WORKSHEET - P.3



Additional information for paragraph (b) -- commission or spread -- comparable recent offering:

--------------------------------------------------------------------------------------------------------------------
                        COMPARISON #1                   COMPARISON #2                   COMPARISON #3
--------------------------------------------------------------------------------------------------------------------
SECURITY                Time Warner Telecom             Engelhard Corp.                 Lyondell Chemical
--------------------------------------------------------------------------------------------------------------------
DATE OFFERED            5/11/99                         5/18/99                         5/12/99

--------------------------------------------------------------------------------------------------------------------
PRICE                   $14.00                          $19.50                          $19.000

--------------------------------------------------------------------------------------------------------------------
SPREAD ($)              $0.9100                         $0.78                           $0.7125

--------------------------------------------------------------------------------------------------------------------
SPREAD (%)
                        6.50%                           4.00%                           3.75%
--------------------------------------------------------------------------------------------------------------------
SECURITY TYPE           COMMON                          COMMON                          COMMON

--------------------------------------------------------------------------------------------------------------------
RATING/QUALITY

--------------------------------------------------------------------------------------------------------------------
SIZE OF ISSUE           20,700,000                      28,000,000                      35,000,000

--------------------------------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION    $1,389,500 (in thousands)       $2,449,249 (in thousands)       $2,129,243 (in thousands)

--------------------------------------------------------------------------------------------------------------------

NOTE: Minimum of two comparisons must be completed for each purchase